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EXHIBIT 23.5--CONSENT OF PROFESSIONAL BANK SERVICES

                          CONSENT OF INVESTMENT BANKER

We consent to the inclusion of our fairness opinion letter addressed to the Board of Directors of F&M Bancorp and the references to and summary of our fairness opinion analysis in the Proxy Statement, which is part of the Registration Statement, and to the inclusion of our report of our fairness opinion analysis as an exhibit to the Registration Statement.

                                                PROFESSIONAL BANK SERVICES, INC.

                                                By:_____________________________
                                                    Christopher L. Hargrove
                                                    Vice President

Louisville, Kentucky
December 22, 1995